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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF WCA WASTE CORPORATION

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                SUBSIDIARY                    JURISDICTION OF INCORPORATION OR ORGANIZATION
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
Eagle Ridge Landfill, LLC                                          Ohio
Texas Environmental Waste Services, LLC (1)                       Texas
Translift, Inc. (2)                                              Arkansas
Waste Corp. of Texas, L.P. (3)                                   Delaware
Waste Corporation of Arkansas, Inc. (4)                          Delaware
Waste Corporation of Kansas, Inc. (5)                            Delaware
Waste Corporation of Missouri, Inc. (6)                          Delaware
Waste Corporation of Tennessee, Inc. (7)                         Delaware
WCA Capital, Inc.                                                Delaware
WCA Holdings Corporation (8)                                     Delaware
WCA Management Company, L.P.                                     Delaware
WCA Management General, Inc.                                     Delaware
WCA Management Limited, Inc.                                     Delaware
WCA North Carolina Management General, Inc.                      Delaware
WCA North Carolina Management Limited, Inc.                      Delaware
WCA of Alabama, L.L.C. (9)                                       Delaware
WCA of North Carolina, LP                                        Delaware
WCA of Wake County, LP                                           Delaware
WCA Shiloh Landfill, L.L.C. (10)                                 Delaware
WCA Texas Management General, Inc.                               Delaware
WCA Wake County Management General, Inc.                         Delaware
WCA Wake County Management Limited, Inc.                         Delaware
WCA Waste Systems, Inc.                                          Delaware
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(1)  Texas Environmental Waste Services, LLC conducts business under the name
     TEW.

(2)  Translift, Inc. conducts business as Little Rock Hauling.

(3) Waste Corporation of Texas, L.P. conducts business under the names SLOTI Landfill, Greenbelt Landfill, Urban Landfill, Olshan Landfill, Tall Pines Landfill, Darrell Dickey Landfill, Applerock Landfill and Houston Hauling, and WCA Houston Residential.

(4) Waste Corporation of Arkansas, Inc. conducts business under the names Union County Landfill, South Arkansas Hauling, Jonesboro Hauling, Wynne Hauling, Wynne Transfer Station, and Rolling Meadows Landfill.

(5)  Waste Corporation of Kansas, Inc. conducts business under the name Oak
     Grove Landfill.
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(6)  Waste Corporation of Missouri, Inc. conducts business under the names Waste
     Corporation of Springfield, Waste Corporation of Joplin, Waste Corporation of the Ozarks, Waste Corporation of Rolla, Will-Co Disposal, Supreme Disposal, Black Oak Landfill, Central Missouri Landfill, Ashley Disposal, Rural Disposal, El Dorado Transfer Station, Springfield Transfer Station, Ozarks Transfer Station, Chillicothe Transfer Station and Neosho Transfer Station.

(7) Waste Corporation of Tennessee, Inc. conducts business under the names Volunteer Waste and Yarnell Landfill.

(8)  WCA Holdings Corporation conducts business in Texas as Waste Corp.
     Holdings.

(9) WCA of Alabama, L.L.C. conducts business under the names Fines Landfill, Waste Corporation of Alabama, Blount Landfill, Huntsville Transfer Station, WCA Hauling, and Midfield Recycling.

(10) WCA Shiloh Landfill, L.L.C. conducts business under the names Waste Corporation of South Carolina, Shiloh Landfill and Shiloh Hauling.